UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 4, 2019

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Suite 301 Brooklyn, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders was held on December 4, 2019. The following sets forth the items voted on and the results.

PROPOSAL 1: ELECTION OF DIRECTORS

	FOR	WITHHELD
MARIO CONCHA	59,644,833	754,470
JOHN LEVY	48,884,490	11,51,4813
MICHAEL BARRY	45,722,876	14,676,427
ROBERT BETZ	59,644,876	754,470
MICHAEL POHLY	56,947,387	3,451,916
ALI ZAMANI	56,942,787	3,456,916
ALEXANDRE ZYNGIER	56,942,247	3,457,016

There were 41,776,609 broker non-votes with respect to each person elected as director

PROPOSAL 2: ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
48,952,086	8,056,644	3,390,573	44,716,609

PROPOSAL 3: TO INCREASE THE NUMBER OF AUTHORIZED SHARES

FOR	AGAINST	ABSTAIN
89,269,662	15,609,269	239,981

PROPOSAL 4: RATIFY MALONEBAILEY, LLP AS INDEPENDENT REGISTERED PUBLIC ACCTOUNTANT

FOR	AGAINST	ABSTAIN
104,945,115	79,037	91,760

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 16, 2019	/s/ MARIO CONCHA
By: Mario Concha
President and Chief Executive Officer